SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                       Date of report:  April 30, 1997
                      (Date of earliest event reported)



                        NORTH EAST INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)


              Maine                       0-11184               01-0278387
 (State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)          File No.)         Identification No.)


   482 Payne Road, Scarborough, Maine                       04074
(Address of principal executive offices)                 (Zip code)


Registrant's telephone number:   (207) 883-2232


Item 5.  Other Events.

North East Insurance Company ("NEIC") on April 30, 1997 announced that A.M. Best Company has upgraded NEIC to a "B-" rating. A.M. Best publishes ratings of financial condition of more than 2,400 property and casualty insurers and more than 1,500 life and health insurers. A "B-" rating is described as follows:

"B AND B- (ADEQUATE) - Assigned to companies which, in our opinion, have demonstrated adequate overall performance when compared to the standards established by A.M. Best Company. B and B- companies have an adequate ability to meet their obligations to policyholders, but their financial strength is vulnerable to unfavorable changes in underwriting or economic conditions."

Prior to the upgrade, NEIC carried a "D" rating from A.M. Best. NEIC had previously announced its intention to seek an improved rating on the basis of a significant improvement in its financial condition and resolution of uncertainties surrounding sale of a large block of NEIC common stock formerly held in a non-voting trust.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    NORTH EAST INSURANCE COMPANY


Date:  May 5, 1997                  By:  /s/ Graham S. Payne
                                         Treasurer and Chief Financial Officer